Exhibit 99.1

News Release

Victory Capital Reports September 2025 Total Client Assets

Schedules Third-Quarter Financial Results Conference Call for November 7

San Antonio, Texas, October 9, 2025 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $310.6 billion, Other Assets of $2.7 billion, and Total Client Assets of $313.4 billion, as of September 30, 2025.

For the month of September, Average Total AUM was $308.0 billion, average Other Assets was $2.7 billion, and average Total Client Assets was $310.7 billion.

For the third quarter, the Company reported long-term AUM net flows of -$244 million.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	September 30, 2025	August 31, 2025
Solutions	$86,963	$83,492
Fixed Income	80,386	79,950
U.S. Mid Cap Equity	31,877	32,080
U.S. Small Cap Equity	12,722	12,925
U.S. Large Cap Equity	63,061	61,892
Global / Non-U.S. Equity	28,960	26,674
Alternative Investments	3,016	3,020
Total Long-Term Assets	$306,985	$300,033
Money Market / Short Term Assets	3,660	3,691
Total Assets Under Management[2]	$310,644	$303,724

By Vehicle
Mutual Funds[3]	$172,923	$170,354
Separate Accounts and Other Pooled Vehicles[4]	123,935	120,399
ETFs[5]	13,786	12,971
Total Assets Under Management	$310,644	$303,724

Other Assets[6]
Institutional	$2,726	$2,664
Total Other Assets	$2,726	$2,664

Total Client Assets
Total Assets Under Management	$310,644	$303,724
Total Other Assets	2,726	2,664
Total Client Assets	$313,370	$306,388

By Region
U.S.	$261,210	$256,622
Non-U.S.	52,160	49,766
Total Client Assets	$313,370	$306,388

Third-Quarter Conference Call and Webcast Details

Victory Capital will report third-quarter 2025 financial results after the market closes on Thursday, November 6, 2025. The Company will host a conference call the following morning, Friday, November 7, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $313 billion in total client assets, as of September 30, 2025. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com